Exhibit 10.1

RODIN INCOME TRUST, INC.

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), is made and entered into as of [            ], 2017, by and among Rodin Income Trust, Inc., a Maryland corporation (the “Company”), Cantor Fitzgerald & Co., a New York general partnership, as dealer manager for the Company (the “Dealer Manager”), and UMB Bank, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Company proposes to offer for sale (the “Offering”), on a continuing basis, up to $1,000,000,000 in Class A shares, Class I shares and Class T shares of the Company’s common stock, par value $0.01 per share (collectively, the “Shares”) (excluding the shares of its common stock to be offered and sold pursuant to the Company’s distribution reinvestment plan), pursuant to the terms of the prospectus (the “Prospectus”) attached hereto as Exhibit A and contained in the registration statement on Form S-11 (File 333-            ), as amended, originally filed with the Securities and Exchange Commission on             , 2017 under the Securities Act of 1933;

WHEREAS, the Dealer Manager is a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and has entered into an agreement with the Company and Cantor Fitzgerald Investors, LLC to serve as the dealer manager for the Offering (the “DMA”) and will offer the Shares through a network of participating broker-dealers that are registered under applicable federal and state securities laws and that are members of FINRA (the “Dealers”);

WHEREAS, it is anticipated that investors will subscribe for the Shares and will provide the Dealers with subscription payments for such Shares (the “Subscription Payments”), which subscriptions will be contingent upon (i) their respective acceptances by the Company and (ii) the Company’s acceptance of Subscription Payments aggregating $2,000,000 (the “Minimum Amount”) in Shares sold and deposited into escrow before one year from the date of the Prospectus;

WHEREAS, the Company, the Dealer Manager (with respect to any sales made by the Dealer Manager) or the Dealers desire to deposit funds contributed by the Subscribers (as defined below) with the Escrow Agent, to be held for the benefit of the Subscribers (as defined below) and the Company until such time as subscriptions for the Minimum Amount have been deposited into escrow or otherwise in accordance with the terms of this Agreement;

WHEREAS, funds received from residents of the Commonwealth of Pennsylvania (the “Pennsylvania Subscribers”) will remain in the Escrow Account (as defined below) until the conditions of Section 5 have been satisfied;

WHEREAS, the Escrow Agent has agreed to receive and hold in escrow all Subscription Payments until the earlier of (i) such time as subscriptions for the Minimum Amount have been received and accepted by the Company or (ii) the close of business on the date exactly one year after the original effective date of the Prospectus (the Company shall provide written notice of such date to the Escrow Agent) (the “Minimum Subscription Termination Date”), and to hold and distribute such Subscription Payments in accordance with the terms and conditions herein set forth; and

WHEREAS, the Escrow Agent is willing to accept appointment as the escrow agent for only the expressed duties, terms and conditions outlined herein.

NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

1.    Appointment of Escrow Agent. The Company and the Dealer Manager hereby appoint the Escrow Agent to serve as escrow agent, and the Escrow Agent hereby accepts such appointment, each in accordance with the terms of this Agreement.

2.    Subscription Payments. An investor subscribing to purchase Shares (the “Subscriber”) will be instructed by the Dealer Manager (with respect to any sales made by the Dealer Manager) or the Dealers to remit the purchase price in the form of checks, drafts or money orders (the “Payment Instruments”) payable to the order of, or funds wired in favor of, “UMB Bank, N.A., as escrow agent for Rodin Income Trust, Inc.” or “UMB Bank, N.A., as escrow agent for Rodin Income Trust.” Such amounts shall be deposited into and held in a subscription escrow (the “Escrow Account”) pending disbursement in accordance with this Agreement. The Escrow Agent agrees to maintain the funds contributed by the Pennsylvania Subscribers and in a manner in which they each may be separately accounted for on the records of Escrow Agent so that the requirements of Section 5 of this Agreement can be met. The Company shall, and shall cause its agents to, cooperate with the Escrow Agent in separately accounting for Pennsylvania subscription proceeds in the Escrow Account, and the Escrow Agent shall be entitled to rely upon information provided by the Company or its agents in this regard. After the Company meets the Minimum Amount, any investors (except Pennsylvania Subscribers) will be instructed by the Dealer Manager or Dealers to make the purchase price payable to the order of, or funds wired in favor of “Rodin Income Trust, Inc.” or “Rodin Income Trust.” Any Payment Instrument not conforming to the foregoing instructions shall be returned to the Subscriber not later than the end of the next business day following receipt by the Dealer Manager (with respect to any sales made by the Dealer Manager) or the Dealers of such Payment Instrument. Payment Instruments received by the Dealer Manager (with respect to any sales made by the Dealer Manager) which conform to the foregoing instructions shall be transmitted not later than the end of the next business day following receipt by the Dealer Manager to the Escrow Agent or, after the Company has received and accepted the Minimum Amount, to the Company as indicated in the foregoing instructions. Payment Instruments received by the Dealers which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods: (i) where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Payment Instruments are received from subscribers, then, not later than the end of the next business day following receipt by such Dealer, the Dealer will transmit the Payment Instrument to the Escrow Agent or, after the Company has received and accepted the Minimum Amount, to the Company as indicated in the foregoing instructions; and (ii) where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), then Payment Instruments will be transmitted by such Dealer to the Final Review Office not later than the end of the next business day following receipt by such Dealer. The Final Review Office will in turn, not later than the end of the next business day following receipt by the Final Review Office, transmit such Payment Instrument to the Escrow Agent or, after the Company has received and accepted the Minimum Amount, to the Company as indicated in the foregoing instructions. Such Subscription Payments shall be retained in the Escrow Account by the Escrow Agent and invested as set forth in Section 8 and shall be deposited within one (1) business day of receipt. The Escrow Agent shall have no responsibility with respect to any funds payable to the Company in accordance with the foregoing.

The Company hereby directs the Escrow Agent to provide DST Systems, Inc., the Company’s Transfer Agent, with all electronic files and information needed by the Transfer Agent to maintain ownership records for the Company’s Shares.

In the event that any Payment Instruments deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent to the Company, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver evidence of the uncollectible Payment Instrument to the

Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. Notwithstanding the foregoing, the Escrow Agent shall, upon written notice from the Company or the Dealer Manager that a Subscriber has rescinded his or her subscription, return to such Subscriber all Subscription Payments pertaining to such Subscriber, together with any earnings thereon during the period that such payments were held by the Escrow Agent under this Agreement.

3.    Subscriber Identity. All Subscription Payments deposited shall be considered the property of the Subscribers and shall be held for the benefit of such Subscribers and shall not be: (i) commingled with the monies or become an asset of the Company, (ii) subject to any claim by any affiliate of the Company, any associate of the Company or any underwriter or (iii) subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Escrow Agent will not use any information received by it for any purpose other than to fulfill its obligations as the Escrow Agent. The Escrow Agent agrees to treat all Subscriber information as confidential and to treat the Subscriber’s identity and personal information as protected under the Gramm Leach-Bliley Act and the privacy standards and requirements of any other applicable federal or state law, and its own internal privacy policies and procedures, each as may be amended from time to time.

4.    Disbursement of Subscription Payments and Escrow Income. On a weekly basis up until the Minimum Subscription Termination Date, and at the end of the third business day following the Minimum Subscription Termination Date (and more frequently, if requested by the Company), the Escrow Agent shall notify the Company of the amount of Subscription Payments received and collected (the “Collected Funds”) since the last report. If the Collected Funds are in an amount equal to or greater than the Minimum Amount at any time prior to the Minimum Subscription Termination Date, and the Company has delivered a written notice (the “Notice”) to the Escrow Agent stating that the Company has received Collected Funds for the Minimum Amount and the Dealer Manager has delivered written notice to the Escrow Agent stating that all of the conditions precedent to the release of the subscriptions from escrow pursuant to Section 6 of the DMA have been satisfied, then the Escrow Agent shall deliver the Collected Funds and all earnings thereon to the Company when and as directed by the Notice (other than funds received from Pennsylvania Subscribers, which cannot be released until the conditions of Section 5 have been met). After the Minimum Amount has been raised, the Escrow Account shall remain open for ten business days. At the close of business on the tenth business day following the date on which the Minimum Amount is raised, the Escrow Agent will close the Escrow Account. Subscription Payments received by the Escrow Agent after the Notice has been delivered to the Escrow Agent shall be transferred to the Company’s transfer agent for deposit into an account designated by the Company.

If the Collected Funds are not greater than or equal to the Minimum Amount on the Minimum Subscription Termination Date or the Company or Dealer Manager has not provided the written notices to the Escrow Agent required by this Section 4 prior to or on the Minimum Subscription Termination Date, the Escrow Agent shall (i) notify the Company and the Dealer Manager immediately following the Minimum Subscription Termination Date and (ii) promptly following the Minimum Subscription Termination Date refund directly to each of the Subscribers (including the Pennsylvania Subscribers pursuant to Section 5) all sums paid by the Subscribers, with a pro rata portion of any interest earned thereon.

In the event the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company or the Dealer Manager has rejected a Subscriber’s subscription, the Escrow Agent shall pay to the applicable Subscriber, within ten (10) business days after receiving notice of the rejection, by first class United States Mail the Subscription Payment paid by the Subscriber for Shares and collected by the Escrow Agent, without interest and without deduction.

5.    Distribution of the Funds from the Pennsylvania Subscribers. Notwithstanding anything to the contrary herein, funds maintained in the Escrow Account for the Pennsylvania Subscribers may only be disbursed to the Company in compliance with the provisions of this Section 5. The Escrow Agent shall continue to deposit funds received from the Pennsylvania Subscribers into the Escrow Account, until such time as the Company notifies the Escrow Agent in writing that total subscriptions (including amounts in the Escrow Account previously disbursed as directed by the Company and the amounts then held in the Escrow Account) equal or exceed $50,000,000 (the “Pennsylvania Minimum”), whereupon the Escrow Agent shall disburse to the Company, at the Company’s request, the amount of such escrowed funds as the Company shall direct. However, the Escrow Agent shall not disburse those funds of a subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified by the Company, or otherwise in accordance with the Company’s written request.

Regardless of any release of funds from the Escrow Account from Subscribers other than Pennsylvania Subscribers, the Company, the Dealer Manager and the Dealers shall continue to forward Payment Instruments received from Pennsylvania Subscribers for deposit into the Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that total subscription proceeds (including the amount then in the Escrow Account from Pennsylvania Subscribers) equal or exceed the Pennsylvania Minimum. Promptly after receipt by the Escrow Agent of such notice, the Escrow Agent shall (i) disburse to the Company, by check, ACH or wire transfer, the funds then in the Escrow Account representing the gross purchase price for the Shares from Pennsylvania Subscribers, and (ii) within five business days after the first business day of the succeeding month, disburse to the Company any interest thereon. Following such disbursements, the Escrow Agent shall close the Escrow Account, and thereafter any Payment Instruments received by the Escrow Agent from Pennsylvania Subscribers shall not be subject to this Escrow Agreement.

Notwithstanding anything to the contrary herein, if the Escrow Agent is not in receipt of evidence of subscriptions accepted on or before the close of business on such date that is 120 days after the effective date of the Offering (the “Initial Escrow Period”), and Payment Instruments dated not later than that date, for the purchase of Shares providing for total purchase proceeds from all sources not affiliated with the Company that equal or exceed the Pennsylvania Minimum, the Escrow Agent shall promptly notify the Company. Thereafter, the Company shall send to each Pennsylvania Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow Period a notification in the form of Exhibit B attached hereto. If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within ten (10) calendar days after receipt of the notification (the “Request Period”), the Company shall direct the Escrow Agent to, within ten (10) calendar days after receipt of such request, refund directly to each Pennsylvania Subscriber the collected funds deposited in the Escrow Account on behalf of such Pennsylvania Subscriber or shall return the Payment Instructions delivered, but not yet processed for collection prior to such time, to the address for the Pennsylvania Subscriber provided by the Dealer Manager or the Company or their respective agents to the Escrow Agent, which the Escrow Agent shall be entitled to rely upon, together with interest income (which interest shall be paid within five business days after the first business day of the succeeding month). Notwithstanding the above, if the Escrow Agent has not received an executed Internal Revenue Service (“IRS”) Form W-9 for such Pennsylvania Subscriber, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Subscriber in accordance with the provisions hereof, withholding the applicable percentage for backup withholding required by the Internal Revenue Code, as amended, and the regulations promulgated thereunder (the “Code”), from any interest income earned on subscription proceeds attributable to such Pennsylvania Subscriber. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.

The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in the immediately preceding paragraph above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Minimum Subscription Termination Date (if the Company has not received the Minimum Amount on or before the Minimum Subscription Termination Date), (ii) the receipt and acceptance by the Company of subscriptions for the purchase of Shares with total purchase proceeds that equal or exceed the Pennsylvania Minimum and the disbursement of the funds from Pennsylvania Subscribers from the Escrow Account on the terms specified herein, or (iii) all funds held in the Escrow Account from Pennsylvania Subscribers having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

6.    Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Subscription Payments and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company or the Dealer Manager is complying with requirements of this Agreement or the Prospectus in tendering to the Escrow Agent said proceeds of the sale of the Shares. The Escrow Agent shall have the right to perform any of its duties hereunder through its agents, attorneys, custodians or nominees. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult and hire counsel in respect of any question arising under this Agreement, and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent. In no event shall the Escrow Agent be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent’s gross negligence or willful misconduct, or (ii) special, indirect or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action. The parties agree that the Escrow Agent has no role in the preparation of the Prospectus or other Offering documents, has not reviewed any such documents and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent agrees that it may be named in the Prospectus and Offering documents, solely to the extent necessary to describe this Agreement and the duties of the Escrow Agent herein. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Shares. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Subscription Payments once transferred to the Company, that being the sole obligation and responsibility of the Company. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its rights hereunder.

7.    Escrow Agent Fee. The Escrow Agent shall be entitled to compensation for its services, as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the

Company. Subject to the provisions of Section 11, the fee agreed upon for the services rendered hereunder in Exhibit C is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided however, that if the Escrow Agent renders any material service not contemplated in this Agreement, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees. Notwithstanding anything contained herein to the contrary, in no event shall any fee, reimbursement for costs and expenses, indemnification for damages incurred by the Escrow Agent or monies whatsoever be paid out of or chargeable to the income of assets of the Escrow Account. The Company’s obligations under this Section 7 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Agreement.

8.    Investment of Subscription Payments. The Escrow Agent shall invest all Subscription Payments in a UMB Bank, N.A. Money Market Deposit Account, titled UMB Money Market Special, unless otherwise instructed in writing by the Company.

Any interest received by the Escrow Agent with respect to the Collected Funds, including reinvested interest, shall become part of the proceeds of the Escrow Account (the “Escrow Income”), and shall be disbursed to the Company if Collected Funds, including interest earnings, total the Minimum Amount. If (a) the Offering terminates prior to receipt of the Minimum Amount, the Pennsylvania Minimum, or (b) one or more Pennsylvania Subscribers elects to have his or her subscription returned in accordance with paragraph 5, Escrow Income shall be remitted to the applicable Pennsylvania Subscribers at the addresses provided by the Dealer Manager or the Company or their respective agents to the Escrow Agent, which the Escrow Agent shall be entitled to rely upon, in accordance with paragraph 5 and without any deductions for escrow expenses. Any loss or expense incurred as a result of an investment or sale of investment will be borne by the Escrow Account.

The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any permitted investment.

The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting the account balance in the Escrow Account, the account balance of the funds in the Escrow Account from Pennsylvania Subscribers, activity in the Escrow Account and, separately, the activity involving Pennsylvania Subscribers, for the preceding month. No statement need be rendered for the Escrow Account if no activity occurred for such month.

The Company and the Dealer Manager acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of permitted investments. Proceeds of a sale of permitted investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

9.    Tax Reporting. As of each calendar year-end, the Escrow Agent shall report to the IRS and to the Company or Subscribers all income earned from the investment of any sum held in the Escrow Account against the Company or each Subscriber, as and to the extent required under the provisions of the Code. For tax reporting purposes, all interest and other income from investment of the Subscriber Funds shall, as of the end of each calendar year and to the extent required by the IRS, be reported as having been earned by the party to whom such interest or other income is distributed, in the year in which it is distributed.

On or before the date hereof, the Company shall provide the Escrow Agent with a certified tax identification number by furnishing appropriate IRS form W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request, including without limitation a form W-9 or W-8 for each Subscriber. The parties hereto understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Collected Funds pursuant to this Agreement. The Escrow Agent is not required to prepare and file any income or other tax returns applicable to the Escrow Account with the IRS or required state and local departments of revenue for years income is earned in any particular tax year.

To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Collected Funds. The Company agrees to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this paragraph shall survive the assignment or termination of this Agreement and the resignation or removal of the Escrow Agent.

10.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by electronic transmission, and confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iv) on the day after delivery to the United Parcel Service or similar overnight courier or the Express Mail service maintained by the United States Postal Service and sent via overnight delivery or (v) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:	Rodin Income Trust, Inc. 110 East 59th Street New York, New York 10022 Attn: General Counsel With a copy to: Judith D. Fryer Greenberg Traurig, LLP 200 Park Avenue New York City, New York 10166

If to Dealer Manager:	Cantor Fitzgerald &Co. 110 East 59th Street New York, New York 10022

With a copy to: Judith D. Fryer Greenberg Traurig, LLP 200 Park Avenue New York City, New York 10166

If to Escrow Agent:

UMB Bank, N.A.

Corporate Trust & Escrow Services

1010 Grand Blvd, 4th Floor

Mail Stop: 1020409

Kansas City, MO 64106

Attn: Lara L. Stevens

Phone: (816) 860-3017

Facsimile: (816) 860-3029

E-mail: lara.stevens@umb.com

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

11.    Indemnification of the Escrow Agent. The Company and the Dealer Manager hereby jointly and severally indemnify, defend and hold the Escrow Agent (and its officers, directors, employees and agents) harmless from and against any and all loss, claim, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow Agent. The provisions of this section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

12.    Attachment of Escrow Account; Compliance with Legal Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

13.    Successors and Assigns.

(i)    Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

(ii)    Notwithstanding the above, any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

14.    Term. This Agreement shall terminate within thirty (30) days of receipt of written notice of termination by the Company and the Dealer Manager to the Escrow Agent. In the event of the release of all Subscriber funds and all accrued interest in accordance with Sections 4 and 5 of this Agreement, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the Escrow Account, except claims which are occasioned by its gross negligence or willful misconduct.

15.    Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of New York.

16.    Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, then such provision shall not impair the operation of or affect any other provision of this Agreement, and all of the other provisions of this Agreement shall remain in full force and effect.

17.    Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

18.    Entire Agreement; Counterparts. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow. This Agreement, and any amendments hereto, may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original.

19.    Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20.    Disputes. In the event of a disagreement among any of the parties to this Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property in the Escrow Account, the Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it in the Escrow Account under this Agreement, and in so doing, the Escrow Agent shall be entitled to continue to refrain from acting until (i) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the property involved herein or affected hereby or (ii) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.

In the event of such dispute, the Escrow Agent shall be entitled, in its discretion and judgment, to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as the Escrow Agent deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to its duties hereunder, the Escrow Agent may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and the Escrow Agent shall have no liability to the Company, the Dealer Manager or to any other person as a result of such action. Any such legal action may be brought in such court as the Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation earned prior to such filing. All costs, expenses and reasonable attorneys’ fees the Escrow Agent incurs in connection with such proceeding shall be paid by the Company.

21.    Limited Purpose. The Company and the Dealer Manager hereby acknowledge that the Escrow Agent is serving as the escrow agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of investment in the Company or have approved, endorsed or passed upon the merits of the Shares, nor shall they use its name in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that the Escrow Agent has agreed to serve as the Escrow Agent for the limited purposes set forth herein.

22.    Resignation. The Escrow Agent may resign upon thirty (30) days advance written notice to the Company and the Dealer Manager. Such resignation shall become effective on the date specified in such notice, which shall be not earlier than thirty (30) days after such written notice has been given. In the event of any such resignation, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of the Company and the Dealer Manager. Any such successor escrow agent shall deliver to the Company and the Dealer Manager a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Collected Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscription Payments in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed by the Company or the Dealer Manager within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. All costs, expenses and reasonable attorneys’ fees the Escrow Agent incurs in connection with such proceeding shall be paid by the Company.

23.    Removal. The Escrow Agent may be jointly removed by the Company and the Dealer Manager at any time, by written notice executed by both of them (which may be executed in counterparts) provided to the Escrow Agent, which instrument shall become effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal. In the event of any such removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of the Company and the Dealer Manager. Any such successor escrow agent shall deliver to the Company and the Dealer Manager a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Collected Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscription Payments in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed by the Company or the Dealer Manager within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. All costs, expenses and reasonable attorneys’ fees the Escrow Agent incurs in connection with such proceeding shall be paid by the Company.

24.    Maintenance of Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company and the Dealer Manager shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent, and at the requesting party’s expense.

25.    Force Majeure. No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism or other acts beyond the control of the parties hereto.

26.    Representatives. The applicable persons designated on Exhibit D hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any written directions, to amend, modify or waive any provision of this Agreement and to take any and all other actions on behalf of the Company or the Dealer Manager, as applicable, under this Agreement, all without further consent or direction from, or notice to, it or any other party.

27.    USA PATRIOT Act. The Company and the Dealer Manager acknowledge that a portion of the identifying information set forth on Exhibit D is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub. L. 107-56 (the “Act”), and the Company and the Dealer Manager agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.

28.    Illegal Activities. The Escrow Agent shall have the rights in its sole discretion to not accept appointment as escrow agent and reject funds and collateral from any party in the event that Escrow Agent has reason to believe that such funds or collateral violate applicable banking practices or applicable laws or regulations, including but not limited to the Patriot Act. In the event of suspicious or illegal activity and pursuant to all applicable laws, regulations and practices, the other parties to this Agreement will assist Escrow Agent and comply with any reviews, investigations and examinations directed against the deposited funds.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first set forth above.

Rodin Income Trust, Inc., the Company

Name:
Title:

Cantor Fitzgerald & Co., as Dealer Manager

Name:
Title:

UMB BANK, N.A., as Escrow Agent

Name:
Title:

Exhibit A

Prospectus

(see attached)

Exhibit B

[Form of Notice to Pennsylvania Subscribers]

You have tendered a subscription to purchase shares of common stock of Rodin Income Trust, Inc., a Maryland corporation (the “Company”). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $50 million of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania subscribers may request that their subscriptions be returned.

If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

If you wish to terminate your subscription for the Company’s common stock and have your subscription returned please so indicate below, sign, date, and return to the Company at the address below.

I hereby terminate my prior subscription to purchase shares of common stock of Rodin Income Trust, Inc. and request the return of my subscription funds. I certify to Rodin Income Trust, Inc. that I am a resident of Pennsylvania.

Signature:

Name:
(please print)

Date:

Please send the subscription refund to:

Exhibit C

Escrow Fees And Expenses

Acceptance Fee
Review escrow agreement, establish account	$3,000
DST Agency Engagement	$250

Annual Fees
Annual Escrow Agent	$3,000

Transactional Fees
Outgoing Wire Transfer	$35 each
Outgoing Checks	$35 each
Subscription Doc Processing	$25 each
Daily Recon File to Processing Agent	$2.50 per Bus Day
Wire Ripping to Processing Agent	$10 per Bus Day
Online UMB Direct Access	$50 per month
Overnight Delivery/Mailings	$16.50 each
IRS Tax Reporting	$10 per 1099

Acceptance fee and first year Annual Fees will be payable at the initiation of the escrow. Thereafter, the Annual Fees will be billed annually in advance and Transactional Fees will be billed quarterly in arrears. Other fees and expenses will be billed as incurred.

Fees specified are for the regular, routine services contemplated by the Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate.

All reasonable expenses related to the administration of the Agreement such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable.

Exhibit C

Certificate of Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individual(s) who have appointed as representative(s) of the Rodin Income Trust, Inc. under the Agreement:

Name/Title	Specimen Signature

Name:
Title:

Name:
Title:

Name:
Title:

Name:
Title:

The specimen signatures shown below are the specimen signatures of the individual(s) who have appointed as representative(s) of Cantor Fitzgerald &Co. under the Agreement:

Name/Title	Specimen Signature

Name:
Title:

Name:
Title:

Name:
Title:

Name:
Title: